Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Forms S-8 No. 333-163240 and No. 333-172927) pertaining to the Rudolph Technologies, Inc. 2009 Stock Plan and the Rudolph Technologies, Inc. 2009 Employee Stock Purchase Plan,

(2)
Registration Statement (Forms S-8 No. 333-149705, No. 333-129773, and No. 333-104349) pertaining to the Rudolph Technologies, Inc. 1999 Stock Plan and the Rudolph Technologies, Inc. 1999 Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-8 No. 333-132283) pertaining to the August Technology Corporate 1997 Stock Incentive Plan, and

(4)
Registration Statement (Form S-8 No. 333-92443) pertaining to the Rudolph Holdings Corporation 1996 Non-Qualified Stock Option Plan, the Rudolph Technologies, Inc. 1999 Stock Plan and the Rudolph Technologies, Inc. 1999 Employee Stock Purchase Plan;

of our reports dated February 28, 2013, with respect to the consolidated financial statements and schedule of Rudolph Technologies, Inc. and Subsidiaries, and with respect to the effectiveness of internal control over financial reporting of Rudolph Technologies, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Metropark, New Jersey
February 28, 2013